Exhibit 10.1

FIRST AMENDMENT TO THE

SEABOARD CORPORATION POST-2018

NONQUALIFIED DEFERRED COMPENSATION PLAN

Seaboard Corporation (the “Company”) adopts this First Amendment to the Seaboard Corporation Post-2018 Nonqualified Deferred Compensation Plan (the “Amendment”), amending the Seaboard Corporation Post-2018 Nonqualified Deferred Compensation Plan (the “Plan”), effective January 1, 2022.

1.Section 5.1 Company 401(k) Excess Contribution is hereby amended and restated, effective January 1, 2022, to read as follows:

5.1Company 401(k) Excess Contribution.  As soon as administratively feasible after the last day of each Plan Year a Company 401(k) Excess Contribution will be credited to the Accounts of those Participants determined by the Committee under Section 3.2.  The amount of a Company 401(k) Excess Contribution credited on behalf of a Participant for a Plan Year will equal the sum of (a) the Company matching contribution, if any, which is 4% of the Participant’s Deferral for such Plan Year, and (b) the Company excess contribution, if any, which is 4% of the Participant’s Compensation for the Plan Year that is in excess of the maximum amount of compensation determined pursuant to Code Section 401(a)(17) that is permitted to be taken into account under the 401(k) Plan for the plan year of the 401(k) Plan that ends within such Plan Year.

2.Except as set forth herein, the Plan shall remain in full force and effect pursuant to the terms and conditions thereof.

The Company hereby agrees to the provisions of this Amendment, and, in witness thereof, the Company causes this Amendment to be executed as of the 1st day of January, 2022.

SEABOARD CORPORATION

By:	/s/ Robert L. Steer
Robert L. Steer
President and Chief Executive Officer